UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9, rue Pages
Suresnes, France	92150
(Address of principal executive offices)	(Zip Code)

+33 (0) 1 46 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 17, 2020, Talend S.A. (the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

On March 2, 2019, the Company had previously filed a Form 12b-25, Notification of Late Filing, with the SEC, which extended the filing deadline for the 2019 Form 10-K to March 17, 2020 (the “Form 12b-25”). As disclosed in the Form 12b-25, the 2019 Form 10-K was delayed because the Company was in the process of resolving comments it had received from the SEC on its Form 10-K for the fiscal year ended December 31, 2018 regarding the method of allocating the transaction price for its on-premise subscription agreements between its software license performance obligation and its support and maintenance performance obligation for purposes of recognizing revenue under the ASC 606 accounting standard that was adopted on January 1, 2018. The SEC has now completed its review of the 2018 Form 10-K filing. The Company, as a result of discussions with the SEC, determined to revise an assumption in the Company’s method of allocating the transaction price for on-premise term licenses. This adjustment resulted in a higher allocation of the transaction price to the initial performance obligation to provide the license.

As a result of the adjustment to the allocation of the transaction price, in the 2019 Form 10-K, the Company revised its financial statements for the fiscal year ended December 31, 2018 and the financial results disclosed for the fiscal year ended December 31, 2019 in the Company’s earnings release dated February 13, 2020 (the “2019 Earnings Release”) to correct errors related to the revised assumption. The adjustments were immaterial and did not warrant a restatement of previously filed financial statements. In addition to revisions to the financial statements, in the 2019 Form 10-K, the Company revised certain historical key business metrics that were impacted by the revisions to the financial statements and which had been previously reported in its filings with the SEC and the 2019 Earnings Release. These key business metrics include constant currency subscription revenue growth rate and dollar-based net expansion rate.

The Company has posted a file on its investor relations page of its website, https://investor.talend.com, which provides a summary of the revisions made to its previously reported financial results and key business metrics.

The information in this Item 7.01 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Adam Meister
Adam Meister
Chief Financial Officer

Date: March 17, 2020